UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)

101 Prospect Avenue, N.W. Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10(A)
EX-10(B)
EX-10(C)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Sherwin-Williams Company 2007 Executive Performance Bonus Plan. On February 21, 2007, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of The Sherwin-Williams Company (“Sherwin-Williams”), and the full Board of Directors, approved The Sherwin-Williams Company 2007 Executive Performance Bonus Plan (the “2007 Performance Plan”). The 2007 Performance Plan is an annual cash incentive plan for Sherwin-Williams’ executive officers and other key employees and replaces The Sherwin-Williams Company Management Incentive Plan (the “Management Incentive Plan”).
     The Board of Directors approved the 2007 Performance Plan so that, subject to the approval of Sherwin-Williams’ shareholders at the 2007 Annual Meeting of Shareholders, Sherwin-Williams can make annual cash incentive awards under the 2007 Performance Plan that will be eligible for tax deductions under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). If our shareholders do not approve the 2007 Performance Plan, annual cash incentive compensation payable to Sherwin-Williams’ executive officers and other key employees will not be fully deductible as “performance-based” compensation under Section 162(m) of the Code. Sherwin-Williams’ 2007 Proxy Statement, which will be filed in early March 2007, will include a more detailed summary of the material features of the 2007 Performance Plan.
     The foregoing description of the 2007 Performance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Performance Plan, which is filed as Exhibit 10(a) to this Current Report and is incorporated herein by reference.
     On February 21, 2007, the Committee also approved a threshold company earnings goal and individual performance goals for 2007 under the 2007 Performance Plan for the following executive officers who are expected to be named in the 2006 Summary Compensation Table of Sherwin-Williams’ 2007 Proxy Statement (the “Named Executive Officers”): C.M. Connor, Chairman and Chief Executive Officer; J.G. Morikis, President and Chief Operating Officer; S.P. Hennessy, Senior Vice President — Finance and Chief Financial Officer; T.W. Seitz, Senior Vice President — Strategic Excellence Initiatives; and L.E. Stellato, Vice President, General Counsel and Secretary. Individual performance goals for Messrs. Connor, Morikis and Hennessy relate to consolidated net sales, diluted earnings per share, after tax return on shareholders’ equity, free cash flow, working capital as a percent of sales, and earnings before interest, taxes, depreciation and amortization. Mr. Seitz has individual performance goals relating to consolidated net sales, diluted earnings per share, return on net assets employed, Six Sigma and Operational Excellence, supply chain strategy, and sourcing strategy. Mr. Stellato’s individual performance goals relate to consolidated net sales, diluted earnings per share, budget management, and various legal matters. The minimum, target and maximum cash incentive amount levels, as a percent of salary, for the named executive officers are the same as those that would have been in effect under the Management Incentive Plan for 2007.

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     Severance Agreements. On February 21, 2007, the Board of Directors also approved forms of Severance Agreements (the “Severance Agreements”) to be entered into with Sherwin-Williams’ executive officers and certain other key employees, including the Named Executive Officers. These forms of Severance Agreements replace the existing Severance Pay Agreements with such executive officers and other key employees. The new Severance Agreements provide for payments to such executive officers and other key employees under certain circumstances upon a termination of employment following a change in control (as defined in the Severance Agreements), other than termination for cause or by reason of death or disability.
     The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreements, which are filed as Exhibit 10(b) to this Current Report and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
          The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10(a)	The Sherwin-Williams Company 2007 Executive Performance Bonus Plan (filed herewith).

10(b)	Forms of Severance Agreements of The Sherwin-Williams Company (filed herewith).

10(c)	Schedule of Executive Officers who are Parties to the Severance Agreements in the Forms filed as Exhibit 10(b) (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
February 26, 2007	By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10(a)	The Sherwin-Williams Company 2007 Executive Performance Bonus Plan (filed herewith).

10(b)	Forms of Severance Agreements of The Sherwin-Williams Company (filed herewith).

10(c)	Schedule of Executive Officers who are Parties to the Severance Agreements in the Forms filed as Exhibit 10(b) (filed herewith).

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